EXHIBIT 1.1
Energy Transfer Partners, L.P.
5,000,000 Common Units
Representing Limited Partnership Interests
Underwriting Agreement
December 12, 2007

Underwriting Agreement
December 12, 2007
UBS Securities LLC
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
  as Managing Underwriter
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell an aggregate of 5,000,000 units (the “Firm Units”), representing limited partnership interests in the Partnership (the “Units”) to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters an option to purchase from the Partnership up to an aggregate of 750,000 additional Units on the terms and for the purposes set forth in Section 1 (the “Additional Units”). The Firm Units and the Additional Units, if purchased, are hereinafter collectively called the “Offered Units.” The Offered Units are described in the Prospectus that is referred to below. Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of the General Partner (“ETP LLC”), and the Partnership are collectively referred to herein as the “ETP Entities”.
          The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 147990) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Offered Units pursuant to Rule 462(b) under the Act.
          The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Offered Units (the “Offering”), copies of one or more Pre-Pricing Prospectus, and the documents incorporated by reference therein, relating to the Offered Units. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such Pre-Pricing Prospectus, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to the Representatives by the Partnership and attached to or used with such Pre-Pricing Prospectus. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to the Representatives by the Partnership and attached to or used with the Prospectus Supplement (as defined below).
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Representatives for use by the Underwriters and by dealers in connection with the offering of the Units.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the Offering that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Offered Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means the Basic Prospectus and the Pre-Pricing Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, such Prospectus Supplement, such Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used in this agreement (this “Agreement”), “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Partnership and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the respective number of Firm Units (subject to such adjustment as the Representatives may determine to avoid fractional Units) that bears the same proportion to the total number of Firm Units to be sold by the Partnership as the number of Firm Units set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, bears to the total number of Firm Units, in each case at a purchase price of $46.8576 per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the public offering price to such extent as you may determine.
          In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Units), subject to adjustment in accordance with Section 11 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against delivery in book entry form for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 18, 2007 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
          Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Offered Units shall be made at the offices of Andrews Kurth LLP at 600 Travis, Suite 4200, Houston, Texas, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Partnership. The Partnership represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Offered Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Offered Units; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Pre-Pricing Prospectus, any the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission.
     (b) Compliance with the Act. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Offered Units as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, will comply, in all material respects, with the requirements of the Act; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, such Basic Prospectus, such Pre-Pricing Prospectus, such

Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Prospectuses Used in the Offering. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Offered Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Units, in each case other than the Basic Prospectus, the Pre-Pricing Prospectus, and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Offered Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Units in reliance on the exemption of Rule 163 under the Act, the Partnership was a “well-known seasoned issuer” as defined in Rule 405 under the Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Offered Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Offered Units contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Partnership be considered an “ineligible issuer,” the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Offered Units contemplated hereby is solely the property of the Partnership.
     (d) Capitalization. As of the date of this Agreement, the Partnership has an authorized and outstanding equity capitalization as set forth in the sections of the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus entitled “Capitalization” and “Description of units” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Partnership shall have an authorized and outstanding equity capitalization as set forth in the sections of the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus entitled “Capitalization” and “Description of Units” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of Units upon exercise of unit options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus and the grant of options or other equity awards under existing unit option plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus); all of the issued and outstanding general partner interests, incentive distribution rights and limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of ETP LLC are required for the offering and sale of the Offered Units; the Certificate of Limited Partnership of the Partnership and the Agreement of Limited Partnership of the Partnership, as amended by Amendment Nos. 1 through 11 thereto (the “Partnership Agreement”), each as filed with the Incorporated Documents, have been duly authorized and approved in accordance with the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and are in full force and effect; the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).
     (e) Formation and Qualification of the ETP Entities. Each of the ETP Entities has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware, with all partnership power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Free Writing Prospectuses, if any.
     (f) Foreign Qualification and Registration. Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries, taken as a whole; or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering; (iii) subject the limited partners of the Partnership to any material liability or disability or (iv) result in the delisting of Units from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”); insofar as the foregoing representation relates to the registration or qualification of the ETP Entities, the applicable jurisdictions are set forth on Schedule B hereto.
     (g) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the time of purchase, and the General Partner owns such general partner interest free and clear of all Liens.
     (h) Ownership of Certain Partnership Interests in the Partnership. The limited partners of the Partnership existing immediately prior to the time of purchase will own 137,817,059 Partnership Units (the “Existing Units”), representing an approximate 98% limited partner interest in the Partnership, which limited partner interests owned by Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”) are owned free and clear of all Liens, other than Liens arising under the $500 million credit agreement by and among ETE, Wachovia Bank, National Association (as administrative agent) and the other lenders party thereto (the “ETE Credit Agreement”).
     (i) Valid Issuance of Existing Units. All of the Existing Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement as of the time of purchase, and will have been fully paid (to the extent required under the Partnership Agreement) and non-assessable as of the time of purchase (except as such non-assessability may be affected by (i) matters described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and (ii) Sections 17-303 and 17-607 of the Delaware LP Act).
     (j) Ownership of ETP LLC. ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETE owns such membership interests free and clear of all Liens, other than Liens under the ETE Credit Agreement.
     (k) Ownership of the General Partner. (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such General Partner’s agreement of limited interest has been duly authorized and validly issued in accordance with the partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus); and (vi) ETE owns its limited partner interests free and clear of all Liens, other than Liens arising under the ETE Credit Agreement.
     (l) Subsidiaries. The Partnership has no direct or indirect subsidiaries (as defined under the Act) other than the subsidiaries listed in Exhibit 21.1 of the Partnership’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the ETP Entities and all amendments thereto have been delivered to you, and, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase; and each of the ETP Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Attached hereto as Schedule D is a listing of all material Subsidiaries of the Partnership.
     (m) Authority and Authorization. As of the time of purchase or any additional time of purchase, the Offered Units to be sold by the Partnership pursuant hereto have been duly and validly authorized and issued and are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Offered Units to be sold by the Partnership pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership is a party or by which it or its properties may be bound or affected.
     (n) Conformity to Description of Partnership Units. The Units, including the Offered Units, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Offered Units are in due and proper form.

     (o) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and executed and validly delivered by the Partnership.
     (p) No Conflicts or Violations; No Default. None of the ETP Entities or any Subsidiary is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities or any Subsidiary is a party or by which it or its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the ETP Entities or any Subsidiary or any of their respective properties, except any such breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, that would, if continued, not have, individually or in the aggregate, a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement; and none of (i) the execution, delivery and performance of this Agreement by the Partnership, (ii) the offering, issuance and sale of the Offered Units or (iii) the consummation of the transactions contemplated hereby and thereby will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the ETP Entities pursuant to (I) any formation, governing or any other organizational document of any of the ETP Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the ETP Entities or any of their respective properties, except for any such conflicts, breaches, violations or defaults, in the case of clause (II) above, that would not have, individually or in the aggregate, a Material Adverse Effect. None of the ETP Entities or any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of any of the ETP Entities or any of the Subsidiaries has, in the course of its actions for, or on behalf of, any of the ETP Entities or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     (q) No Consents Regarding the Offering. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any Energy Transfer Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership, is required in connection with the Offering or the consummation by the Partnership of the transactions contemplated hereby other than (i) registration of the Offered Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Units are being offered by the Underwriters or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and (iii) such Consents that have been obtained prior to the date hereof.
     (r) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Units or other equity interests in the Partnership, or to include any such Units or other interests in the Registration Statement or the Offering that have not been waived in writing; except for options, warrants or other rights granted pursuant to employee benefits plans, qualified option plans or other employee compensation plans of the Partnership, there are no outstanding options or warrants to purchase any partnership or membership interests or other securities of the ETP Entities.
     (s) Permits. The Partnership and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and have made all necessary filings required under any applicable law, regulation or rule, and have obtained all necessary Permits from other persons, in order to conduct their businesses, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership or any of the Subsidiaries is in violation of, is in default under, and has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the any of the ETP Entities or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus (i) under the headings “Risk factors,” “Description of units,” “Cash distribution policy” and “Material tax considerations”, (ii) in the Partnership’s Annual Report on Form 10-K for the year ended August 31, 2007 under the captions “Business – Natural Gas Operations Segment – Regulation,” “Business – Government Regulation and Environmental Matters” and “Legal Proceedings” and (iii) incorporated by reference to our reports filed pursuant to the Exchange Act (in both cases, including any similar information, if any, contained in any Permitted Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (u) Litigation. Except as described in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the ETP Entities, any Subsidiary or any of ETP LLC’s directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such action, suit, claim, investigation or proceeding which, if resolved adversely to any ETP Entity or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) Independent Registered Public Accounting Firms. Grant Thornton LLP, who has audited (i) the consolidated financial statements of the Partnership as of August 31, 2007 and 2006 and for each of the years in the three-year period ended August 31, 2007; (ii) the consolidated balance sheet of the General Partner as of August 31, 2007; and (iii) the consolidated balance sheet of ETP LLC as of August 31, 2007, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

     (w) Financial Statements. The financial statements incorporated by reference in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Partnership and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of the Partnership and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; and the other financial and statistical data set forth in or incorporated by reference into the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership.
     (x) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETP Entities individually or in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the ETP Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), on the other hand, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the ETP Entities or (v) any dividend or distribution of any kind declared, paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
     (y) Lock-Up Agreements. The Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of ETP LLC’s directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of the Units named in Exhibit A-1 hereto.
     (z) Investment Company. Neither the Partnership nor any Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the Offering and sale of the Units, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (aa) Title to Properties. The Partnership and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by it, free and clear of all Liens except (i) as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and (ii) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and the Subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (bb) Intellectual Property. The Partnership and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and neither the Partnership nor any Subsidiary has received any notice of conflict with, any such rights of others.
     (cc) Labor and Employment. No labor disputes with the employees that are engaged in the businesses of the Partnership and the Subsidiaries exist or, to the knowledge of the Partnership, are imminent or threatened except for those that would not, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income

Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
     (dd) Environmental Compliance. Except as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the ETP Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the ETP Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
     (ee) Tax Returns. All tax returns required to be filed by the Partnership and the Subsidiaries through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (ff) Insurance. The Partnership and each of the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as they reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership and each of the Subsidiaries and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; the Partnership does not have reason to believe that it or any Subsidiary will not be able to renew any such insurance as and when such insurance expires.

     (gg) No Business Interruptions. None of the Partnership nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or the Permitted Free Writing Prospectuses, if any, any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (hh) Non-Renewal of Agreements; No Third-Party Defaults. Except as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus, none of the ETP Entities or the Partnership or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and no such termination or non-renewal has been threatened by any of the ETP Entities or any Subsidiary. To the knowledge of the Partnership after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the ETP Entities or any of the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), except for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (ii) Internal Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (jj) Disclosure Controls. The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of ETP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the Audit Committee of the Board of Directors of ETP LLC have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls, and (C) all material weaknesses, if any, in internal controls have been identified for the Partnership’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Partnership, the Subsidiaries and the directors and officers of ETP LLC are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the Partnership has taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the Partnership, the Subsidiaries and the officers and directors of ETP LLC, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
     (kk) Related Party Transactions. On or after July 30, 2002, none of the ETP Entities has directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of ETP LLC, or to or for any family member or affiliate of any director or executive officer of ETP LLC; or (B) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of ETP LLC, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
     (ll) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.
     (mm) Statistical and Market-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

     (nn) No Prohibition on Distributions. Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (A) the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus or (B) the organizational documents of the Partnership and the Subsidiaries.
     (oo) No Preferred Securities. Immediately after the issuance and sale of the Offered Units as contemplated hereby, no preferred securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Offered Units as contemplated hereby will not cause any holder of Units, securities convertible into or exchangeable or exercisable for Units, or options, warrants or other rights to purchase Units or any other securities of the Partnership to have any right to acquire any preferred securities of the Partnership.
     (pp) NYSE Compliance. The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Units on the NYSE.
     (qq) No Brokers’ Fees. Except pursuant to this Agreement, none of the ETP Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or by the Registration Statement, the Basic Prospectus or the Prospectus.
     (rr) No Stabilizing Transactions. None of the ETP Entities nor any of their respective Affiliates (as such term in defined in Rule 405 promulgated under the Act) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.
     (ss) FINRA Affiliations. To the knowledge of the Partnership after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of ETP LLC’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus.
     (tt) No Distribution of Other Offering Materials. The Partnership has not distributed and will not distribute, prior to the later to occur of (x) the time of purchase and additional time of purchase and (y) the completion of the distribution of the Offered Units, any prospectus (as defined under the Act) in connection with the offering and sale of the Offered Units other than the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Permitted Free Writing Prospectuses, if any, or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.
     (uu) Money Laundering Laws. The operations of the ETP Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the ETP Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
     (vv) OFAC. None of the ETP Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any ETP Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          In addition, any certificate signed by any officer of ETP LLC and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.
     4. [Intentionally Omitted].
     5. Certain Covenants of the Partnership. The Partnership hereby agrees:
     (a) Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Offered Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (b) Copies of Prospectus. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Offered Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.
     (c) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Offered Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).
     (d) Compliance With the Act. If, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Offered Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Offered Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.
     (e) Effectiveness of Shelf Registration Statement. If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule

172 under the Act or any similar rule) in connection with any sale of Offered Units, to (i) file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Offered Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; and (ii) use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Partnership shall take all other action necessary or appropriate to permit the public offering and sale of the Offered Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any.
     (f) Filing of Amendments or Supplements. To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing.
     (g) Exchange Act Reports. Subject to Section 5(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing.
     (h) Misstatements and Omissions. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(f) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.
     (i) Earnings Information. To make generally available to its security holders, and to deliver to you, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period.
     (j) Annual Report. To furnish to the Partnership’s security holders as soon as practicable after the end of each fiscal year an annual report (including the consolidated balance sheet and statements of income, partners’ equity and cash flow of the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent registered public accountants duly registered with the PCAOB).
     (k) Copies of the Registration Statement. To furnish to you one copy for each Representative and one copy for underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.
     (l) Interim Financial Statements. To furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the Subsidiaries that have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(f) hereof.
     (m) Copies of Other Documents. To furnish or make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to you and each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Partnership shall send to its security holders (excluding any periodic income tax reporting materials) or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Partnership is listed and (iv) such other information as you may reasonably request regarding the ETP Entities, in each case to the extent that such materials are not publicly available through the Commission or such exchange.
     (n) Rule 433(g) Records Retention Compliance. To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act.
     (o) Lock-Ups. Beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units or any other securities of the Partnership that are substantially similar to Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Offered Units as contemplated by this Agreement, (B) issuances of Units upon the exercise of options or warrants, or the conversion of other securities, disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, and (C) the issuance or registration of restricted units, employee options or other equity awards not exercisable during the Lock-Up Period pursuant to the Amended and Restated 2004 Unit Plan described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus, the Pre-Pricing Prospectus and the Prospectus.
     (p) Press Releases and Other Communications. Prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any Subsidiary, or the offering of the Offered Units, without your prior consent.
     (q) Distribution of Prospectuses. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Offered Units by means of any

“prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Units, in each case other than the Prospectus.
     (r) No Stabilization. The Partnership will not take, directly or indirectly, any action designed, or which will constitute or has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (s) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Units.
     (t) Lock-Up Agreements and Restrictions. To cause each security holder named in Exhibit A-1 hereto to execute and deliver to the Underwriters an agreement (a “Lock-Up Agreement”), in substantially the form set forth as Exhibit A hereto, and otherwise to cause the Units that are subject to those Lock-Up Agreements to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Units during the Lock-Up Period or any such longer period of time as may be required by the FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which such Units are offered in connection with this Agreement.
     6. [Intentionally Omitted].
     7. Covenant to Pay Costs. The Partnership agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Offered Units on any securities exchange or qualification of the Offered Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Offered Units by the FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Offered Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of ETP LLC on behalf of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Partnership’s other obligations hereunder.
     8. Reimbursement of Underwriters’ Expenses. If the Offered Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.
     9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto.
     (b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Thomas P. Mason, General Counsel and Secretary of ETP LLC, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters, in the form set forth in Exhibit C hereto.
     (c) You shall have received from Grant Thornton LLP a customary comfort letters dated the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives, which letters shall cover, without limitation, the various financial disclosures, if any, contained in the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any.

     (d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (f) The Registration Statement and any registration statement required to be filed, prior to the sale of the Offered Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (g) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, when considered together with the purchase price set forth in Section 1 of this Agreement and the number of Offered Units set forth in this Agreement, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, results of operations or prospects of the Partnership and its Subsidiaries (taken as a whole) shall occur or become known and (ii) no transaction which is material and adverse to the Partnership and its Subsidiaries (taken as a whole) has been entered into by any of the Partnership or its Subsidiaries or become probable, the effect of which is, in the sole judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Offered Units as contemplated by the Prospectus.

     (i) The ETP Entities will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of ETP LLC’s Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.
     (j) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(y) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (k) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (l) The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     10. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the

Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If the Representatives elect to terminate this Agreement as provided in this Section 10, the Partnership and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Offered Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 7, Section 8 and Section 12 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.
     11. Increase in Underwriters’ Commitments. Subject to Section 9 and Section 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Offered Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Offered Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

          The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
          If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the ETP Entities. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     12. Indemnity and Contribution.
     (a) The Partnership agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the

Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership, ETP LLC’s directors and officers and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a) and (b) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Offered Units. The relative fault of the Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.
     (f) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, directors or officers of ETP LLC or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Offered Units to be sold by the Partnership pursuant hereto. The Partnership and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of ETP LLC’s officers or directors in connection with the issuance and sale and delivery of the Offered Units, or in connection with the Registration Statement, any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     13. Information Furnished by the Underwriters. The statements set forth in the first and second paragraphs under the subheading “Commissions and discounts” and under the subheading “Price stabilization, short positions and penalty bids” under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 3, Section 4 and Section 12.
     14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (212) 816-7912; and Wachovia Capital Markets, LLC, 375 Park Avenue, 4th Floor, New York, New York 10152, Attention: Equity Syndicate Department; and, if to the Partnership, shall be sufficient in all respects if delivered or sent to the to the Partnership at the offices of the Partnership at 2828 Woodside Street, Dallas, Texas 75204, Phone: (214) 981-0700, Fax: (214) 981-0701, Attention: Brian J. Jennings, Chief Financial Officer.
     15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its partners and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.
     17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Partnership and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers and members referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     18. No Fiduciary Relationship. The Partnership hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership, its respective management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Offered Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership. The Partnership and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Partnership, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Partnership with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Partnership on other matters). The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     20. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and any of the Underwriters’ respective businesses and/or assets.

     21. Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding among the Partnership and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership and the Underwriters, severally.

Very truly yours,

Energy Transfer Partners, L.P.

By:		Energy Transfer Partners GP, L.P.,
its general partner

By:		Energy Transfer Partners, L.L.C.,
its general partner

	By:	/s/ Brian J. Jennings

	Name:	Brian J. Jennings
	Title:	Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS Securities LLC

By:	/s/ Michael R. Jamieson

Name: Michael R. Jamieson
Title: Managing Director

By:	/s/ Kenneth Owen

Name: Kenneth Owen
Title: Associate Director

Citigroup Global Markets Inc.

By:	/s/ Michael Casey

Name: Michael Casey
Title: Vice President

Wachovia Capital Markets, LLC

By:	/s/ Lear Beyer

Name: Lear Beyer
Title: Managing Director Wachovia Capital Markets, LLC

SCHEDULE A

Number of
Underwriter	Firm Units
UBS SECURITIES LLC	1,100,000
CITIGROUP GLOBAL MARKETS INC	1,100,000
WACHOVIA CAPITAL MARKETS, LLC	1,100,000
CREDIT SUISSE SECURITIES (USA) LLC	300,000
DEUTSCHE BANK SECURITIES INC	300,000
LEHMAN BROTHERS INC	300,000
MORGAN STANLEY & CO. INCORPORATED.	300,000
MORGAN KEEGAN & COMPANY, INC	125,000
RAYMOND JAMES & ASSOCIATES, INC	125,000
RBC CAPITAL MARKETS CORPORATION	125,000
SMH CAPITAL INC	125,000

Total	5,000,000

SCHEDULE B
Permitted Free Writing Prospectuses
None

SCHEDULE C
Jurisdictions of Foreign Qualification or Registration

Jurisdictions of Foreign
ETP Entities	Jurisdiction of Formation	Qualifications or Registration

Energy Transfer Partners, L.L.C.	Delaware	Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Wyoming

Energy Transfer Partners GP, L.P.	Delaware	Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, and Wyoming

Energy Transfer Partners, L.P.	Delaware	Oklahoma, Louisiana, New York

SCHEDULE D
Material Subsidiaries

La Grange Acquisition, L.P.	Texas

Heritage Operating, L.P.	Delaware

Heritage ETC, L.P.	Delaware

Energy Transfer Interstate Holdings, LLC	Delaware

Titan Energy GP, L.L.C.	Delaware

Titan Energy Partners, L.P.	Delaware

Transwestern Pipeline Company, LLC	Delaware

ETC Texas Pipeline, Ltd.	Texas

Oasis Pipe Line Company Texas L.P.	Texas

Energy Transfer Fuel, LP	Delaware

HPL Houston Pipe Line Company, LLC	Delaware

E T Fuel Pipeline, L.P.	Delaware

EXHIBIT A
Lock-Up Agreement
December 12, 2007
UBS Securities LLC
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of an aggregate of 5,000,000 common units (the “Units”), representing limited partner interests in the Partnership (the “Partnership Units”). If the Underwriting Agreement is not executed on or before December 21, 2007, this Lock-Up Agreement shall terminate and be of no further effect.
          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC (the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Partnership Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Partnership Units as contemplated by the Underwriting Agreement and the sale of the Partnership Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) transfers required by law, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (e) transfers of Partnership Units by any holder of a Partnership Unit to any affiliate of the undersigned or any transferee in a private transaction with the undersigned, in each case who delivers a written instrument agreeing to be bound by the terms of this Lock-Up Agreement, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Partnership Units, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Partnership Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Partnership Units or any securities convertible into or exercisable or exchangeable for Partnership Units, or warrants or other rights to purchase Partnership Units or any such securities.
          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Partnership Units.
          The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to Partnership Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Partnership Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.
* * *

A-2

          If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

A-3

EXHIBIT A-1
LIST OF PARTIES SUBJECT TO LOCK-UPS

Name	Position

Energy Transfer Equity, L.P.
Kelcy L. Warren	Chief Executive Officer and Chairman of the Board of Directors
Mackie McCrea	President — Midstream
R.C. Mills	President — Propane
Brian J. Jennings	Chief Financial Officer
Jerry J. Langdon	Chief Administrative and Compliance Officer
Thomas P. Mason	General Counsel and Secretary
Ray C. Davis	Director
Bill W. Byrne	Director
David R. Albin	Director
Kenneth A. Hersh	Director
Paul E. Glaske	Director
K. Rick Turner	Director
Ted Collins, Jr.	Director
John W. McReynolds	Director
Michael Grimm	Director
John D. Harkey, Jr.	Director

EXHIBIT B
OPINION OF VINSON & ELKINS L.L.P.
     (a) Each of the entities listed in Annex I hereto has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business in each case as described in the Registration Statement, the Disclosure Package and the Prospectus and (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP LLC, to act as the general partner of the General Partner and (iii) in the case of the Partnership, to perform its obligations under the Underwriting Agreement.
     (b) The General Partner is the sole general partner of the Partnership and the General Partner owns a 2.0% general partner interest in the Partnership (the “GP Interest”) and all of the incentive distribution rights in the Partnership (“Incentive Distribution Rights”); such GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP interest and Incentive Distribution Rights free and clear of all liens, claims, charges and encumbrances (“Liens”) (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.
     (c) The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership. The Partnership has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. All partnership action required to be taken by the Partnership or any of its security holders, partners or members for (a) the due and proper authorization, execution and delivery of the Underwriting Agreement and (b) the consummation of the transactions contemplated by the Underwriting Agreement has been duly and validly taken.
     (d) The Firm Units have been duly and validly authorized and when issued and delivered to the Underwriters against payment therefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act).
     (e) Assuming the due authorization, execution and delivery by each party thereto (other than the General Partner), the Partnership Agreement constitutes a valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms.
     (f) The equity securities of the Partnership, including the Units, conform in all material respects to the description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus.

     (g) The Registration Statement was declared effective under the Act on December 11, 2007; to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B and Rule 430A under the Act.
     (h) The Registration Statement, the Disclosure Package and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial information included in the Registration Statement, the Disclosure Package and the Prospectus, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act) and the rules and regulations promulgated thereunder.
     (i) No approval, authorization, consent or order under any federal law, the laws of the State of New York, the Delaware LP Act or the Delaware LLC Act, or approval, authorization, consent of or filing with any New York governmental or regulatory commission, board, body, authority or agency, in each case as applicable to any of the ETP Entities or with any Delaware governmental or regulatory commission, board, body, authority or agency pursuant to the Delaware LP Act or the Delaware LLC Act, is required in connection with the issuance and sale of the Units pursuant to the Underwriting Agreement or with the consummation of the transactions contemplated by the Underwriting Agreement other than registration of the Units under the Act, which has been effected (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters and we express no opinion with respect to the Conduct Rules of the FINRA).
     (j) The execution, delivery and performance of the Underwriting Agreement by the Partnership, the issuance and sale of the Units and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien on any property or assets of the ETP Entities pursuant to) (i) the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents of the ETP Entities, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement, Prospectus or any Incorporated Document, or (iii) federal laws, the laws of the State of New York or the Delaware LP Act, or (iv) any governmental decree, judgment or order applicable to the ETP Entities or any of their respective properties, which decree, judgment or order is identified to such counsel by any of the ETP Entities as being material to the ETP Entities as a whole, excluding those breaches, violations, defaults or liens, in the case of clause (ii), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the ETP Entities to perform its obligations under the Underwriting

Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws.
     (k) The Partnership, after giving effect to the offering and sale of the Units, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     (l) The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Description of Units”, “Cash Distribution Policy” and “Material Income Tax Considerations”, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects; and the Units conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
     (m) Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them
     We have participated in conferences with officers and other representatives of the ETP Entities, representatives of the independent public accountants of the ETP Entities and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although we do not pass upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent stated in paragraphs (l) and (m) above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the date of the Underwriting Agreement and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we make no comment in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Prospectus).

ANNEX I

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.L.C.	Delaware

Energy Transfer Partners GP, L.P.	Delaware

Energy Transfer Partners, L.P.	Delaware

EXHIBIT C
OPINION OF THOMAS P. MASON
     1. The limited partners of the Partnership existing immediately prior to the time of purchase will own 137,817,059 Units (the “Existing Units”), representing an approximate 98% limited partner interest in the Partnership.
     2. Each of the entities listed on Annex II hereto has been duly incorporated or formed, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.
     3. Each of the ETP Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I hereto, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     4. The Partnership has an authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus; all of the issued and outstanding Units have been duly authorized and validly issued, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act). Except for rights that have been effectively complied with or waived, there are no preemptive rights and resale rights, rights of first refusal and similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of any of the ETP Entities. None of the of the filing of the Registration Statement or the offering, issuance and sale of the Units as contemplated by the Underwriting Agreement and the Partnership Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the ETP Entities, other than as have been waived or complied with.
     5. Energy Transfer Equity, L.P. (“ETE”) owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware LLC Act), free and clear of all liens, claims, charges or encumbrances (“Liens”) except Liens arising under the Credit Agreement, dated as of February 8, 2006 among ETE, Wachovia Bank, National Association, as administrative agent and the other agents and lenders named therein (the “ETE Credit Agreement”).

     6. (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such General Partner’s general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; and (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus), free and clear of all Liens other than the Liens under the ETE Credit Agreement.
     7. (a) LA GP, LLC, a Texas limited liability company (“LA GP”), is the sole general partner of ETC OLP, with a 0.1% general partner interest in ETC OLP, and such general partner interest has been duly authorized and validly issued in accordance with the ETC OLP LP Agreement; (b) the General Partner is the sole general partner of HOLP, with a non-economic general partner interest in HOLP, and such general partner interest has been duly authorized and validly issued in accordance with the HOLP LP Agreement; (c) Heritage ETC is the sole member of ETIH OLP, and such membership interest has been duly authorized and validly issued in accordance with the ETIH OLP LLC Agreement; (d) Titan GP is the sole general partner of Titan OLP, and such general partner interest has been duly authorized and validly issued in accordance with the Titan OLP LP Agreement; (e) LA GP, the General Partner and Titan GP own their general partner interests in ETC OLP, HOLP and Titan OLP, respectively, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LA GP, the General Partner and Titan GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act; (f) Heritage ETC and Heritage LP are the sole limited partners of HOLP with a 99.999% limited partner interest and a 0.001% limited partner interest, respectively, in HOLP; (g) Heritage ETC is the sole limited partner of ETC OLP, with a 99.9% limited partner interest in ETC OLP; (h) Heritage ETC is the sole limited partner of Titan OLP, with a 99.99% limited partner interest in Titan OLP; (i) the limited partner interests in the OLPs have been duly authorized and validly issued in accordance with the applicable OLP Agreements and are fully paid and non-assessable; and (g) such limited partner interests are owned free and clear of all Liens (x) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage ETC and Heritage LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (y) otherwise known to the undersigned without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or Liens arising under the ETE Credit Agreement.

     8. The Units are duly listed, and admitted and authorized for trading, on the NYSE.
     9. To the undersigned’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.
     10. To the undersigned’s knowledge, (i) none of the ETP Entities nor any Subsidiary are a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the ETP Entities or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required.
     11. The Registration Statement, the Disclosure Package and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Disclosure Package and the Prospectus, as to which the undersigned expresses no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated in the Underwriting Agreement have been satisfied.
     The undersigned has participated in conferences with officers and other representatives of the ETP Entities, representatives of the independent public accountants of the ETP Entities and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although the undersigned need not pass upon and need not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, on the basis of the foregoing, nothing has come to the attention of the undersigned that causes the undersigned to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (together with (a) the aggregate number of Units offered for sale pursuant to the Prospectus and (b) the public offering price per unit, in the case of each of clause (a) and clause (b), as reflected on the cover page of the Prospectus), as of as of the date of the Underwriting Agreement and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the undersigned need not express any opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Prospectus).

Annex I

Jurisdictions of Foreign
ETP Entities	Jurisdiction of Formation	Qualifications or Registration
Energy Transfer Partners, L.L.C.	Delaware	Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee,Texas, Utah,Vermont, Virginia, Washington, Wyoming

Energy Transfer Partners GP, L.P.	Delaware	Alabama, Arizona, California, Colorado, Florida,Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, and Wyoming

Energy Transfer Partners, L.P.	Delaware	Oklahoma, Louisiana, New York (registered under ETP Partners LP)

Annex II
Material Subsidiaries

La Grange Acquisition, L.P.	Texas

Heritage Operating, L.P.	Delaware

Heritage ETC, L.P.	Delaware

Energy Transfer Interstate Holdings, LLC	Delaware

Titan Energy GP, L.L.C.	Delaware

Titan Energy Partners, L.P.	Delaware

Transwestern Pipeline Company, LLC	Delaware

ETC Texas Pipeline, Ltd.	Texas

Oasis Pipe Line Company Texas L.P.	Texas

Energy Transfer Fuel, LP	Delaware

HPL Houston Pipe Line Company, LLC	Delaware

E T Fuel Pipeline, L.P.	Delaware

EXHIBIT D
OFFICER’S CERTIFICATE
          Each of the undersigned officers of Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of Energy Transfer Partners GP, L.P., a Delaware limited partnership, which is the general partner of Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), on behalf of the Partnership, does hereby certify pursuant to Section 9(h) of that certain Underwriting Agreement dated December 12, 2007 (the “Underwriting Agreement”) among the Partnership and the several Underwriters named therein, that as of December 18, 2007:
1.	He has reviewed the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.
2.	The representations and warranties of the Partnership as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
3.	The Partnership has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
4.	The conditions set forth in paragraphs (g) and (i) of Section 9 of the Underwriting Agreement have been met.
5.	The financial statements and other financial information included in the Registration Statement, the Basic Prospectus or the Prospectus fairly present the financial condition, results of operations and cash flows of the Partnership and the Subsidiaries as of and for the periods therein presented.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
          In Witness Whereof, each of the undersigned has hereunto set its hand on this 18th day of December, 2007.

Name: Kelcy L. Warren Title: Chief Executive Officer

Name: Brian J. Jennings Title: Chief Financial Officer